UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           THE PRINCETON REVIEW, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of filing fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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

                         [LOGO OF THE PRINCETON REVIEW]

                                                                 April 28, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of The Princeton Review, Inc., which will be held on Wednesday, June 11, 2003 at 9:00 a.m. at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024.

      Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

      Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

                                     Sincerely,

                                     /s/ John S. Katzman

                                     John S. Katzman
                                     Chairman and Chief Executive Officer

New York, New York

                           THE PRINCETON REVIEW, INC.
                                  2315 Broadway
                            New York, New York 10024

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 11, 2003

                                 ---------------

      NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of The Princeton Review, Inc. ("The Princeton Review," "we," "us," or "our") will be held on Wednesday, June 11, 2003 at 9:00 a.m. at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024, for the following purposes:

      1. To elect two Class II directors to serve on our Board of Directors until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

      2. To approve The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended and restated on March 24, 2003;

      3. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003; and

      4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

      Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

      The Board of Directors has fixed the close of business on April 23, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Mark Chernis

                                     Mark Chernis
                                     Secretary

New York, New York
April 28, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           THE PRINCETON REVIEW, INC.
                                  2315 Broadway
                            New York, New York 10024

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                     FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 11, 2003

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Princeton Review, Inc. ("The Princeton Review," "we," "us," or "our") for use at the 2003 Annual Meeting of Stockholders of The Princeton Review to be held on June 11, 2003, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of two Class II directors to our Board of Directors, (2) to vote upon the approval of The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended and restated on March 24, 2003, (3) to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003, and (4) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

      This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 30, 2003. The Board of Directors has fixed the close of business on April 23, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of The Princeton Review's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 27,275,122 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

      The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of Class II directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for each of the approval of The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended and restated on March 24, 2003, the ratification of our auditors and the approval of any other matters properly presented at the Annual Meeting. For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker "non-votes," or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting.

      Our stockholders are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the two nominees for Class II directors named in this Proxy Statement, FOR the approval of The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended and restated on March 24, 2003, and FOR ratification of the Board of Directors' selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

      A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of The Princeton Review at our address set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

      The Princeton Review's 2002 Annual Report, including financial statements for the fiscal year ended December 31, 2002, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation materials.

                       PROPOSAL 1: ELECTION OF DIRECTORS

      Our Board of Directors currently consists of seven members and is divided into three classes, Class I, Class II and Class III, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

      At the Annual Meeting, two directors will be elected to serve until the 2006 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Mr. Richard Katzman and Ms. Sheree T. Speakman to serve as Class II directors (the "Nominees"). Each of the Nominees is currently serving as a Class II director of The Princeton Review. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

      The Board of Directors recommends a vote FOR the Nominees.

Information Regarding Nominees and Directors

      The following biographical descriptions set forth certain information with respect to the two Nominees for election as Class II directors at the Annual Meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2004 and 2005, based upon information furnished to us by each director.

Class II Nominees for Election at 2003 Annual Meeting -- Term to Expire in 2006

      Richard Katzman, 46, has served as a director of our company since 1985. Since 1997, Mr. Katzman has been the Chairman of the Board and Chief Executive Officer of Kaz, Inc., a manufacturer of humidifiers, vaporizers and other consumer appliances. From 1987 to 1997, Mr. Katzman served as President of Kaz, Inc. Mr. Katzman is the brother of John S. Katzman, the Chairman and Chief Executive Officer of our company. Mr. Katzman received a BA from Brown University.

      Sheree T. Speakman, 48, has served as a director of our company since March 2000. Since 2001, Ms. Speakman has been Vice President of Services and Support at EDmin.com, Inc., an enterprise solutions company focusing on K-12 education. Since December 2002, Ms. Speakman has been responsible for consulting and professional development for EDmin.com. From 1998 to 2001, Ms. Speakman was President and Chief Executive Officer of Fox River Learning, Inc., an education consulting firm acquired by EDmin.com in 2001. From 1983 to 1998, Ms. Speakman was a principal at Coopers & Lybrand LLP where she led their national efforts in K-12 financial analysis and consulting. Ms. Speakman is also a director of StandardsWork, Inc., an education consulting company that specializes in standards-driven learning. Ms. Speakman received an AB from Albion College and an MBA from the University of Chicago.

Class III Continuing Directors -- Term Expires in 2004

      Richard Sarnoff, 44, has served as a director of our company since 1998. Since 2000, Mr. Sarnoff has been President of the Corporate Development Group of Random House, Inc. and in 2002 was elected to the Supervisory Board of Random House's parent company, Bertelsman AG. From 1998 to 2000, Mr. Sarnoff was Executive Vice President and Chief Financial Officer of Random House. From 1996 to 1998, Mr. Sarnoff served as Chief Financial Officer of Bantam Doubleday Dell, a consumer book publisher, and from 1995 to 1998, he was Senior Vice President, Corporate Development of Bantam Doubleday Dell. Mr. Sarnoff is also a director of Audible, Inc., a company that provides spoken audio content, and a member of several not-for-profit boards, including the Children's Museum of Manhattan, the Center for Communications and the American Association of Publishers. Mr. Sarnoff received a BA from Princeton University and an MBA from Harvard Business School. Mr. Sarnoff was elected to our Board of Directors in accordance with the terms of our stockholders' agreement which provided that, prior to our initial public offering, Random House was entitled to have one representative serve on our Board of Directors.

      Howard A. Tullman, 57, has served as a director of our company since March 2000. Since September 2002, Mr. Tullman has served as President of Kendall College, Evanston, Illinois. Since March 2000, Mr. Tullman has been the General Manager of the Chicago High Tech Investors I, LLC, an Internet-oriented investment fund. From September 2000 to July 2001, Mr. Tullman served as Chief Executive Officer and director of Worldwide Xceed Group, Inc., an Internet business consulting company. Mr. Tullman was hired by the Board of Directors of Worldwide Xceed Group to reorganize the company. In May 2001, Worldwide Xceed Group filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code and was purchased by a third party in July 2001. From September 1996 to February 2000, Mr. Tullman was the Chief Executive Officer of Tunes.com, Inc. and its predecessors, an Internet music site he helped found, which was sold to EMusic.com, Inc. Mr. Tullman is the Chairman of the Board of The Cobalt Group, a company that provides Internet services to automobile dealers and manufacturers, and serves as a director of Showingtime.com, a company that provides Internet services and software solutions to the real estate industry. Mr. Tullman received a BA from Northwestern University and a JD from Northwestern University School of Law.

Class I Continuing Directors -- Term Expires in 2005

      John S. Katzman, 43, Chairman and Chief Executive Officer, founded our company in 1981. Mr. Katzman has served as our Chief Executive Officer and director since our formation. Mr. Katzman served as our President from 1981 until August 2000. Mr. Katzman is the brother of Richard Katzman, one of the other members of the Board of Directors. Mr. Katzman received a BA from Princeton University.

      Dr. Frederick S. Humphries, 67, has served as a director of our company since April 2002. Since January 1, 2002, Dr. Humphries has been President and Chief Executive Officer of the National Association for Equal Opportunity in Higher Education, an association of black colleges and universities that focuses on increasing minority student enrollment. Dr. Humphries has served as a member of the USDA Task Force of 1890 Land-Grant Institutions in addition to being involved in various civic and community activities. From 1985 to 2001, Dr. Humphries was the President of Florida Agricultural and Mechanical University in Tallahassee, Florida. Dr. Humphries received a Ph.D. in physical chemistry from the University of Pittsburgh, a BS from Florida A&M University, and has been awarded honorary degrees from Vincennes University of Indiana, Thomas A. Edison State College, Atlantic College & Theological Seminary (Nassau, Bahamas) and Shaw University.

      John C. Reid, 52, has served as a director of our company since March 2000. Since October 2001, Mr. Reid has been Executive-in-Residence at Cedar Street Group, a venture capital company. From August 1999 to December 2001, Mr. Reid was the Chief Executive Officer of Comet Systems.com, a company that develops software for the Internet. From March until June of 2001, Mr. Reid also served as an executive consultant to LearnNow, Inc., a professional education management company acquired by Edison Schools, Inc., a private manager of public schools. From 1996 to 1999, Mr. Reid served as Chief Operating Officer of Edison Schools, Inc. From 1974 to 1996, Mr. Reid served in the Executive Management of The Coca-Cola Company, including from 1985 to 1996 as Senior Vice President, Coca-Cola USA and Chief Environmental Officer, The Coca-Cola Company. Mr. Reid is also a member of the boards of directors of Tutor.com, Inc. and Eduneering, Inc. Mr. Reid received a BA from Brandeis University and an MS from Massachusetts Institute of Technology.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (collectively, "Section 16 reporting persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of The Princeton Review. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, during the fiscal year ended December 31, 2002, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them, except as follows: (i) Mr. Curtis Brown became Senior Vice President, Chief Technology Officer on July 1, 2002 and filed a late Initial Statement of Beneficial Ownership of Securities on Form 3 on July 22, 2002, and
(ii) Richard Katzman, John C. Reid, Richard Sarnoff, Sheree T. Speakman and Howard A. Tullman each filed late Annual Statements of Changes in Beneficial Ownership on Form 5 on February 26, 2003, each with respect to an option to purchase 5,000 shares of our Common Stock granted on June 3, 2002.

The Board of Directors and Its Committees

      The Board of Directors met four times during 2002. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served. The Board of Directors has two standing committees: the audit committee and the compensation committee. The Board of Directors does not have a standing nominating committee. During 2002, the audit committee met four times and the compensation committee met two times.

      Audit Committee. On January 18, 2001, the Board of Directors adopted a charter for the audit committee (the "Charter"). A copy of the Charter was attached to the Proxy Statement for the 2002 Annual Meeting of Stockholders. The Charter contains the audit committee's mandate, membership requirements and duties and obligations. The audit committee oversees the company's financial accounting and reporting processes on behalf of the Board of Directors. In accordance with the Charter, the audit committee recommends an independent accounting firm to audit our financial statements, reviews the scope and results of audits with our independent auditors, considers the fees to be paid to our auditors, reviews with management and our auditors our annual and interim operating results, considers the adequacy of our internal accounting procedures and controls and considers our auditors' independence. The audit committee consists of John C. Reid, Sheree T. Speakman and Howard A. Tullman. Each member of the audit committee is an "independent director" as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc.

      Compensation Committee. The primary function of the compensation committee is to determine management and executive compensation and establish fringe benefit and other compensation policies. The compensation committee is also responsible for the administration of our stock incentive plan, including reviewing management recommendations with respect to grants of awards and taking other actions as may be required in connection with our compensation and incentive plans. The compensation committee consists of John C. Reid, Sheree T. Speakman and Howard A. Tullman.

      Our by-laws prescribe an advance notice procedure with regard to the nomination, by a stockholder, of candidates for election as directors (the "Nomination Procedure"). The by-laws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from making nominations for directors at an annual meeting of stockholders. Any such nomination should be mailed to: The Princeton Review, Inc., 2315 Broadway, New York, New York 10024: Attn: Mark Chernis, Secretary.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended December 31, 2002, John C. Reid, Sheree T. Speakman and Howard A. Tullman served as the members of our compensation committee. None of the members of our compensation committee is, or has been, an officer or employee of ours or any of our subsidiaries. John Katzman, our Chairman and Chief Executive Officer, serves as a director and member of the compensation committee of Kaz, Inc. Richard Katzman, Chairman and Chief Executive Officer of Kaz, Inc., serves as a director of our company.

Compensation of Directors

      The Board of Directors believes that compensation for our independent directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their service on the Board of Directors in addition to their compensation as employees. Our independent directors do not receive consulting, advisory or other compensatory fees from us in addition to their compensation as directors.

      In 2000, each of our non-employee directors, other than Dr. Humphries, received an award of options to purchase 16,920 shares of Common Stock as compensation for services as director. Richard Katzman received an additional grant of options to purchase 25,380 shares of Common Stock in consideration for past services as director. These options have an exercise price of $7.39 per share. Each of these options vests as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to an additional 6.25% of such shares each quarter thereafter until fully vested, and each of the options has a term of 10 years, subject to earlier termination in the event of termination of service as a director.

      In May 2002, the Board of Directors adopted The Princeton Review, Inc. Non-Employee Director Compensation Plan (the "Director Compensation Plan"). The Director Compensation Plan provides for annual compensation of our non-employee directors comprised of cash and options granted under The Princeton Review, Inc. 2000 Stock Incentive Plan as set forth in the following table:

   Option to purchase shares of our Common Stock granted on initial
   appointment as director ......................................................          15,000 shares
   Annual director retainer (paid quarterly) ....................................                $10,000
   Additional annual retainer for committee chairs (paid quarterly) .............                $ 4,000
   Option to purchase shares of our Common Stock in recognition of ongoing service (granted each June 1 after the second anniversary
   of appointment) ..............................................................           5,000 shares
   Reimbursement of expenses related to board attendance ........................    Reasonable expenses
                                                                                  reimbursed as incurred

      In accordance with the terms of the Director Compensation Plan, in May 2002, Dr. Humphries received an option to purchase 15,000 shares of Common Stock in consideration for his appointment as director. This option has an exercise price of $7.00 per share and vests as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to an additional 6.25% of such shares each quarter thereafter until fully vested. This option has a term of 10 years, subject to earlier termination in the event of termination of service as a director.

      In June 2002, each of our non-employee directors other than Dr. Humphries received an option to purchase 5,000 shares of Common Stock in recognition of their ongoing services as directors. These options have an exercise price of $7.90 per share and vest as to 6.25% of such shares each quarter until fully vested. Each of the options has a term of 10 years, subject to earlier termination in the event of termination of service as a director.

      We reimburse our directors for reasonable expenses they incur in attending meetings of our Board of Directors and its committees.

                         REPORT OF THE AUDIT COMMITTEE

      The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

      The audit committee has, among other activities, (i) reviewed and discussed with management our audited annual financial statements for the fiscal year ended December 31, 2002 and interim quarterly results, (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 "Communications with Audit Committees," and (iii) considered the independence of Ernst & Young LLP, by having discussions with representatives of Ernst & Young LLP, and received a letter from them including disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." On the basis of the above, the audit committee has recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2002 be included in our Annual Report on Form 10-K for the year ended December 31, 2002.

Submitted by the audit committee of the Board of Directors

Sheree T. Speakman, Chairperson
John C. Reid
Howard A. Tullman

                            EXECUTIVE COMPENSATION

      The following table shows the total compensation paid for the last three fiscal years to our Chief Executive Officer and the other four most highly compensated executive officers whose annual salary and bonus exceeded $100,000 in 2002. The individuals included in the following table are collectively referred to as the "Named Executive Officers."

                          Summary Compensation Table

                                                                                 Long-Term
                                                                               Compensation
                                                                                  Awards
                                                                             ----------------
                                                                                 Number of
                                                Annual Compensation             Securities
                                         ---------------------------------      Underlying           All Other
Name and Principal Position               Year       Salary        Bonus          Options           Compensation
--------------------------------------   ------   -----------   ----------   ----------------   -------------------
John S. Katzman ......................    2002     $400,000            --              --                    --
 Chairman and Chief                       2001      400,000      $ 25,000              --                    --
 Executive Officer                        2000      381,181       200,000              --                    --
Mark Chernis .........................    2002      305,347            --         134,286(1)                 --
 President, Chief Operating               2001      265,225        75,000              --                    --
 Officer and Secretary                    2000      255,462       140,125         277,513          $  4,654,550(2)
Stephen Quattrociocchi ...............    2002      269,315            --          83,687(3)                 --
 Executive Vice President, Test           2001      252,350        50,000              --                    --
 Preparation Services Division            2000      232,885        57,476         117,285             1,792,164(2)
Bruce Task ...........................    2002      279,292            --          58,638(4)                 --
 Executive Vice President, Princeton      2001      257,300        60,000              --                    --
 Review Ventures                          2000      236,538        86,700          64,549             1,143,873(2)
Stephen Melvin .......................    2002      250,687            --          28,571(5)                 --
 Chief Financial Officer and Treasurer    2001      210,000        55,000         100,000                    --
                                          2000      195,000        63,000         143,820               603,539(2)

-----------
(1) Includes 34,286 options granted in lieu of a cash bonus for the 2002 fiscal year. These options were granted on March 31, 2003, are fully vested and have an exercise price of $4.12 per share, the closing price of our Common Stock on the date of grant.

(2) Represents the value of shares of our Common Stock, shares of common stock of Student Advantage, Inc. and cash, all of which were issued to the executives listed in the above table in exchange for outstanding phantom stock units and stock appreciation rights in connection with the termination of our phantom stock unit and stock appreciation rights plans and the adoption of our 2000 Stock Incentive Plan as part of our restructuring.

(3) Includes 33,687 options granted in lieu of a cash bonus for the 2002 fiscal year. These options were granted on March 31, 2003, are fully vested and have an exercise price of $4.12 per share, the closing price of our Common Stock on the date of grant.

(4) Includes 18,638 options granted in lieu of a cash bonus for the 2002 fiscal year. These options were granted on March 31, 2003, are fully vested and have an exercise price of $4.12 per share, the closing price of our Common Stock on the date of grant.

(5) These options were granted in lieu of a cash bonus for the 2002 fiscal year on March 31, 2003, are fully vested and have an exercise price of $4.12 per share, the closing price of our Common Stock on the date of grant.

Option Grants in 2002

      The following table shows grants of stock options to our Chief Executive Officer and to the other Named Executive Officers during 2002. The exercise price per share of each option was not less than the fair market value of the Common Stock on the date of grant. All options shown in the following table vest as to 6.25% of the total grant each quarter following the grant date until fully vested. All of the options have a term of 10 years, subject to earlier termination in the event of a termination of employment.

      Potential realizable values are net of exercise price before taxes and are based on the assumption that our Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the 10-year term. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants shown in the table below.

                                                       Individual Grants
                                   ---------------------------------------------------------
                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                    Percent of                                          Annual Rates
                                     Number of         Total                                           of Stock Price
                                    Securities        Options                                           Appreciation
                                    Underlying      Granted to       Exercise                            for Option
                                      Options      Employees in       Price       Expiration   ---------------------------
Name                                  Granted       Fiscal Year     per Share        Date           5%            10%
--------------------------------   ------------   --------------   -----------   -----------   -----------   -------------
John S. Katzman ................           --             --             --             --            --              --
Mark Chernis ...................      100,000           13.0%        $ 7.65        4/23/12      $481,104      $1,219,213
Stephen Melvin .................           --             --             --             --            --              --
Stephen Quattrociocchi .........       50,000            6.5%        $ 7.65        4/23/12      $240,552      $  609,606
Bruce Task .....................       40,000            5.2%        $ 7.65        4/23/12      $192,442      $  487,685

Aggregated Option Exercises And Year-End Option Values

      The following table provides information on options exercised during 2002, and options held at year end, by the Named Executive Officers.

                                                                       Number of Shares               Value of Unexercised
                                                                    Underlying Unexercised            In-the-Money Options
                                       Shares                       Options at 2002 Year-End            at 2002 Year-End
                                    Acquired on       Value     -------------------------------   ------------------------------
Name                                  Exercise      Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------------------   -------------   ----------   -------------   ---------------   -------------   --------------
John S. Katzman ................         --             --              --               --               --             --
Mark Chernis ...................         --             --         210,701          166,812          $75,188             --
Stephen Melvin .................         --             --         123,876          119,944               --             --
Stephen Quattrociocchi .........         --             --         115,160           52,125          $49,997             --
Bruce Task .....................         --             --          56,992           47,557          $77,102             --

Employment Agreements

      We have entered into employment agreements with each of our Named Executive Officers. The specific material terms of each of these employment agreements are set forth in the table below. Each of the agreements provides for an annual base salary that increases by 3% each year and includes a performance bonus calculated as a percentage of annual base salary. Each agreement provides for an initial term ending February 14, 2004 with automatic renewal for additional two-year periods on each termination date of the preceding term of the agreement until the executive voluntarily terminates employment or until we give written notice of non-renewal at least six months prior to the anniversary date of the agreement.

      Certain of the employment agreements grant the executive options to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date. These stock options are subject to the provisions of our stock incentive plan. The stock options granted to each executive vest in equal quarterly installments until the fourth anniversary of the date of the option grant. Regardless of these vesting provisions, the stock options become 100% exercisable upon the occurrence of a "change in control," as defined in our stock incentive plan.

      Under these agreements, if we terminate the executive's employment without cause or if we do not renew the agreement, we have agreed to pay the executive his annual base salary, and, in certain cases, to reimburse the executive for any payments he makes to maintain medical and dental insurance, for a specified amount of time following termination.

      Each executive has agreed not to compete with us in the business of providing assistance with respect to preparation for standardized examinations or the college, professional school, or graduate school admissions process for 18 months following the expiration or termination of his agreement. Each executive has also agreed that for 18 months after the expiration or termination of his agreement, he will not solicit the services of any of our employees or our franchisees' employees, and he will not take any action that results, or might reasonably result, in any employee ceasing to perform services for us or any of our franchisees and then commencing services for the executive.

  Certain Material Terms of Employment Agreements with Named Executive Officers

                                                                Performance Bonus
                                                  Initial       As Percentage of        Number of       Duration of
                                   Date of      Annual Base        Annual Base           Options         Severance
Executive                         Agreement        Salary            Salary              Granted          Payments
------------------------------   -----------   -------------   ------------------   ----------------   -------------
John S. Katzman ..............     4/11/02        $400,000         Up to 100%                 --       18 months(3)
Mark Chernis .................     4/10/02         320,000         Up to 50%             100,000(1)    18 months(3)
Stephen Melvin ...............    10/15/01         250,000         Up to 50%             100,000(2)    10 months
Steve Quattrociocchi .........     4/10/02         275,000         Up to 50%              50,000(1)    12 months
Bruce Task ...................     4/15/02         265,225         7.5 - 60%              40,000(1)    12 months(4)

-----------
(1)   Stock option exercise price of $7.65 per share.

(2)   Stock option exercise price of $5.20 per share.

(3) Severance to be paid on termination also includes reimbursement for medical and dental insurance payments for the duration of the specified period.

(4) Severance to be paid on termination also includes reimbursement for medical and dental insurance payments for the number of weeks equal to twice the number of years Mr. Task was employed by us. Additionally, if Mr. Task voluntarily terminates his employment, we have agreed to pay him his base salary for six months following such termination.

Report on Executive Compensation

      The compensation committee (the "Compensation Committee") of the Board of Directors sets the compensation of the Chief Executive Officer, considers the design and effectiveness of the compensation program for the other executive officers of the company and approves the final compensation package, employment agreements and stock option grants for all executive officers. The Compensation Committee is composed entirely of outside directors who have never served as officers of The Princeton Review.

      Executive Compensation Objectives and Philosophy. The objective of The Princeton Review's executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of the company and to align the interests of these executives with those of our stockholders. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, the Compensation Committee considers a number of criteria, including the executive's scope of responsibilities, prior and current period performance, compensation levels for similar positions at companies in our industry and attainment of individual and overall company performance objectives. The Princeton Review's policy is to enter into employment agreements with all executive officers. These employment agreements are typically for an initial term of two years, renewing automatically for additional two-year periods, and set forth initial base salary levels and bonus ranges, with minimum increases provided for within a specified range.

      Base Salary. In establishing base salaries, the Compensation Committee primarily considers prior and current period performance, scope of responsibilities and compensation levels for similar positions at companies similar to The Princeton Review. Base salaries are generally specified under employment agreements with executive officers, providing for minimum yearly increases within a specified range. Each executive officer's base salary is reviewed annually and adjusted based upon the specific terms of his or her employment agreement and overall company and individual performance.

      Annual Incentives. In addition to base salaries, executive officers are eligible to receive annual cash bonuses. Cash bonuses payable to executives are based primarily upon achievement of specified individual and company performance objectives. Minimum annual bonus eligibility is generally set forth in the executive's employment agreement and is expressed as a percentage of base salary. For the 2002 fiscal year, executive officers of the company received a bonus, which was determined after an evaluation of the level of attainment of specified individual and company wide performance goals. None of the Named Executive Officers accepted cash bonuses for the 2002 fiscal year in order to maintain total company cash bonus payments for the 2002 fiscal year within budget goals. In lieu of cash bonuses, certain of our executive officers agreed to accept options. For the Named Executive Officers, theses option grants are discussed above under "Summary Compensation Table."

      Long-Term Equity-Based Incentive Awards. Long-term equity-based incentives are provided by the company to executive officers through the granting of stock options. Stock option grants are designed to align the executive's interests with those of the stockholders and provide each executive officer with a significant incentive to manage the company in a manner which maximizes stockholder value. Stock options are granted pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan, which also authorizes grants of restricted and deferred stock awards. The Compensation Committee determines the size of the stock option grants according to each executive's position with, and contribution to, the company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account each individual's potential for future responsibility and promotion, the levels of equity ownership of executives in similar positions at comparable companies and the number of options held by that individual at the time of the new grant. Mark Chernis, Steve Quattrociocchi and Bruce Task received option grants during the 2002 fiscal year. The material terms of these stock option grants are described above in "Option Grants in 2002."

      Chief Executive Officer Compensation. The principal factors considered by the Compensation Committee for Mr. Katzman's compensation package are generally the same as those considered by the Compensation Committee in relation to the compensation of the other executive officers, with the exception that Mr. Katzman's compensation does not have a long term equity-based incentive component, since Mr. Katzman already holds a large percentage of the company's stock. Mr. Katzman's base salary for the fiscal year 2002 was $400,000, which was consistent with the terms of his employment agreement and was set by the Compensation Committee after an evaluation of the company's performance for the 2001 fiscal year. Mr. Katzman's employment agreement also provides that his bonus for 2002 is to be calculated utilizing a formula that takes into account the company's success in achieving certain statement of operations-based performance objectives and the company's stock price. Notwithstanding the provisions of his employment agreement, Mr. Katzman did not accept a bonus for the 2002 fiscal year in order to maintain total company bonus payments for the 2002 fiscal year within the budget goals. The material terms of Mr. Katzman's employment agreement are described above under "Employment Agreements."

      Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on The Princeton Review's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the company's stockholders. The Compensation Committee's policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing the company's executives with appropriate compensation for their performance. The Princeton Review did not pay any compensation during 2002 that would be subject to the limitations set forth in section 162(m).

Submitted by the Compensation Committee of the Board of Directors

Howard A. Tullman, Chairman
John C. Reid
Sheree T. Speakman

                            STOCK PERFORMANCE GRAPH

      The following graph provides a comparison of the cumulative total stockholder return on our Common Stock for the period from June 19, 2001 (the date upon which our Common Stock commenced trading on the Nasdaq National Market) to December 31, 2002 with the cumulative total return for (i) the Nasdaq Stock Market Composite Index (the "NASDAQ Index") and (ii) a peer group that we selected that consists of companies that provide various educational services. The peer group is composed of Lightspan, Inc. (LSPN), PLATO Learning, Inc.
(TUTR), Renaissance Learning, Inc. (RLRN), and Sylvan Learning Systems, Inc.
(SLVN) (the "Peer Index"). The Peer Index no longer includes Riverdeep Group plc. We removed Riverdeep Group from the Peer Index because it was de-listed from the Nasdaq National Market in 2002, and its stock is no longer publicly traded in the United States. Sylvan Learning Systems remains in the Peer Index, but in March 2003, Sylvan Learning Systems agreed to sell its tutoring business and learning centers, and to disband its division focusing on online-learning initiatives. Accordingly, we will not include Sylvan Learning Systems in the Peer Index for future periods.

      Total return values were calculated based on cumulative total return assuming the investment, at the closing price on June 19, 2001, of $100 in each of the Common Stock, the NASDAQ Index and the Peer Index.

    [THE FOLLOWING WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                                                 6/19/01     12/31/01      12/31/02
                                                ---------   ----------   -----------
        The Princeton Review, Inc. ..........      $100      $ 80.53       $ 52.11
        Nasdaq ..............................      $100      $ 97.88       $ 67.02
        Peer Index ..........................      $100      $ 82.47       $ 49.45

      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by us under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by us under those statutes.

                            OWNERSHIP OF SECURITIES

      The following table shows, as of March 31, 2003, information with respect to the beneficial ownership of shares of our Common Stock by each of our current directors or Nominees, each of our Named Executive Officers, each person known by us to beneficially own more than 5% of our Common Stock, and all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities.

      Unless indicated otherwise below, the address for each listed director and officer is The Princeton Review, Inc., 2315 Broadway, New York, New York 10024. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by that person that are exercisable within 60 days following March 31, 2003, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 27,275,122 shares of Common Stock outstanding as of March 31, 2003.

                                                                                                      Percentage
                                                                               Number of Shares      Beneficially
Name of Beneficial Owner                                                      Beneficially Owned        Owned
--------------------------------------------------------------------------   --------------------   -------------
   John S. Katzman(1) ...................................................         9,470,885             34.72%
   SGC Partners II, LLC(2) ..............................................         2,478,016              9.09
    1221 Avenue of the Americas
    New York, NY 10020
   Random House TPR, Inc.(3) ............................................         2,221,631              8.15
    1745 Broadway
    New York, NY 10036
   Mazama Capital Management, Inc.(4) ...................................         1,683,150              6.17
    One S.W. Columbia, Suite 1860
    Portland, OR 97258
   Liberty Wanger Asset Management, L.P.(5) .............................         1,400,000              5.13
    227 W. Monroe Street, Suite 3000
    Chicago, IL 60606
   Mark Chernis(6) ......................................................           696,090              2.53
   Bruce Task(7) ........................................................           308,196              1.13
   Stephen Melvin(8) ....................................................           196,815                 *
   Stephen Quattrociocchi(9) ............................................           243,681                 *
   Frederick S. Humphries(10) ...........................................             3,750                 *
   Richard Katzman(11) ..................................................            40,281                 *
   John C. Reid(12) .....................................................            13,628                 *
   Richard Sarnoff(13) ..................................................            12,571                 *
   Sheree T. Speakman(12) ...............................................            13,628                 *
   Howard A. Tullman(12) ................................................            24,316                 *
   All executive officers and directors as a group (16 persons)(14) .....        11,712,413             41.44%

-----------
*     Less than one percent.

(1) Includes 102,160 shares held by Mr. Katzman's wife. Mr. Katzman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Also includes 1,246,748 shares held by Katzman Business Holdings, L.P. and 130 shares held by Katzman Management, Inc. Katzman Management is the general partner of Katzman Business Holdings and is wholly owned by Mr. Katzman. Also includes 2,308,411 shares held by Mr. Katzman that Mr. Katzman pledged to Reservoir Capital Partners, L.P. as security in connection with Mr. Katzman's personal guaranty of debt obligations of Student Advantage, Inc. to Reservoir Capital Partners and other lending parties.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) SGC Partners II is a wholly-owned subsidiary of SG Merchant Banking Fund, L.P. The general partner of SG Merchant Banking Fund is SG Capital Partners, LLC. The managing member of SG Capital Partners is SG Cowen Securities Corporation. As a result of these relationships, SG Merchant Banking Fund, SG Capital Partners and SG Cowen Securities Corporation may each be deemed to share beneficial ownership of these shares. Each of these entities disclaims beneficial ownership.

(3)   Random House TPR, Inc. is a wholly-owned subsidiary of Random House, Inc.

(4) Mazama Capital Management, Inc. has sole voting power with respect to 1,454,150 shares and sole power to dispose of or direct the disposition of 1,683,150 shares.

(5) Liberty Wanger Asset Management, L.P. is a limited partnership whose general partner is WAM Acquisition GP, Inc. Liberty Acorn Trust is a discretionary client of Liberty Wanger Asset Management on whose behalf certain of these shares were acquired. Liberty Wanger Asset Management, WAM Acquisition GP and Liberty Acorn Trust share voting and dispositive power over these shares and may each be deemed to share beneficial ownership of these shares.

(6) Includes 279,243 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(7) Includes 83,142 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(8) Includes 173,937 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(9) Includes 163,473 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(10) Includes 3,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(11) Includes 32,663 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(12) Includes 13,628 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(13) Includes 12,571 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(14) Includes 991,461 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Random House, Inc.

      During 2002, we derived a total of approximately $3.5 million in revenue from royalties, marketing fees, advances, copy editing fees and other fees from Random House, Inc. under a number of publication agreements. Random House, through its subsidiary Random House TPR, Inc., beneficially owned approximately 8.15% of our Common Stock, as of March 31, 2003. Richard Sarnoff, President of the Corporate Development Group of Random House, also serves on our Board of Directors.

      We believe that our transactions with Random House were in our best interests and were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Acquisition of Princeton Review of Boston, Inc. and Princeton Review of New Jersey, Inc.

      On March 2, 2001, we acquired the assets comprising the businesses of two of our former franchisees, Princeton Review of Boston, Inc. and Princeton Review of New Jersey, Inc. Robert L. Cohen, who became our Executive Vice President, K-12 Services division immediately following this transaction, is co-founder and 50% owner of Princeton Review of Boston and co-founder and 47.5% owner of Princeton Review of New Jersey. Upon the consummation of this acquisition, Mr. Cohen executed an employment agreement with us. In addition, Joel Rubin, the spouse of Linda Nessim-Rubin, our Executive Vice President, Communications, is an employee and 5% owner of Princeton Review of New Jersey and is an employee of Princeton Review of Boston.

      The total purchase price paid by us in connection with this acquisition was approximately $13.8 million and was determined through arm's length negotiations between us and the sellers, including Mr. Cohen. Approximately $10,175,000 of the purchase price was paid in cash at the time of the closing and the remaining $3,625,000 was paid by delivery of two subordinated promissory notes. Mr. Cohen's interest in the consideration paid by us for the assets of these businesses corresponds to his percentage ownership in Princeton Review of Boston and Princeton Review of New Jersey. Mr. Cohen also received a payment from us in the amount of $200,000 in consideration for the non-competition and non-solicitation restrictions set forth in the asset purchase agreement relating to the transaction.

      Mr. Rubin's interest in the consideration paid by us for the assets of Princeton Review of New Jersey corresponds to his 5% equity interest in that company. Mr. Rubin's interest in the consideration paid by us for the assets of Princeton Review of Boston is governed by a long-term employment agreement that gives him a right to a bonus equal to 5% of the proceeds from the sale of the assets of Princeton Review of Boston.

Other Transactions

      Under an employment agreement with Mark Chernis, our President and Chief Operating Officer, we agreed to lend Mr. Chernis on a fully non-recourse basis up to an aggregate principal amount of $500,000. The loan is payable in four consecutive, equal annual installments with the first payment to be made on the earlier of the fourth anniversary of the loan or 60 days after termination of employment, subject to earlier prepayment upon the occurrence of specified events. The loan accrues interest at 7.3% per year and is secured by 178,316 shares of our Common Stock owned by Mr. Chernis. The loan is evidenced by a promissory note and a pledge and security agreement entered into on November 27, 2001, and a second promissory note entered into on March 7, 2002. As of March 31, 2003, $500,000 had been advanced and was outstanding under the loan, and $500,000 is the largest principal amount outstanding since the loan was made.

      Under an employment agreement with Bruce Task, our Executive Vice President, Princeton Review Ventures, we agreed to lend Mr. Task on a fully non-recourse basis up to an aggregate principal amount of $500,000. The loan is payable in four consecutive, equal annual installments with the first payment to be made on the earlier of the fourth anniversary of the loan or 60 days after termination of employment, subject to earlier prepayment upon the occurrence of specified events. The loan accrues interest at 7.3% per year and is secured by 120,750 shares of our Common Stock owned by Mr. Task. The loan is evidenced by a promissory note and a pledge and security agreement entered into on August 15, 2001. As of March 31, 2003, $500,000 had been advanced and was outstanding under the loan, and $500,000 is the largest principal amount outstanding since the loan was made.

      Under an employment agreement with Steven Hodas, our Executive Vice President, Strategic Development, we agreed to lend Mr. Hodas on a fully non-recourse basis up to an aggregate principal amount of $250,000 for a purchase of real estate. The loan had a three-year term subject to earlier prepayment upon the occurrence of specified events, and accrued interest at 7.3% per year. The loan was secured by 53,001 shares of our Common Stock owned by Mr. Hodas and was evidenced by a promissory note and security agreement entered into on September 19, 2000. In October 2002, Mr. Hodas paid the entire $85,000 of principal outstanding under the loan and $13,204 in accrued interest. As of March 31, 2003, there was no principal or accrued interest outstanding under the loan.

      On July 30, 2002, the Sarbanes-Oxley Act of 2002, a broad accounting and corporate governance reform act, became law. Among other things, the Sarbanes-Oxley Act prohibits us from entering into personal loans to or for any of our directors or executive officers. We entered into the transactions described above before the passage of the Sarbanes-Oxley Act. In accordance with the Sarbanes-Oxley Act, we will not modify the terms of these existing arrangements or enter into any new personal loans with any of our directors or executive officers.

               PROPOSAL 2: APPROVAL OF THE PRINCETON REVIEW, INC.
      2000 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED ON MARCH 24, 2003)

      The complete text of The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended and restated on March 24, 2003, is set forth in Exhibit A hereto. The following summary of the material features of the plan is qualified in its entirety by reference to Exhibit A.

      On March 24, 2003, our Board of Directors approved amendments to The Princeton Review, Inc. 2000 Stock Incentive Plan (as amended and restated, the "Plan") to (1) increase the number of shares of Common Stock available for issuance under the Plan from 3,595,500 shares to 4,595,500 shares (i.e., a 1,000,000 share increase), (2) provide for automatic annual increases in the number of underlying shares of Common Stock available for issuance under the Plan by an amount equal to the least of (i) 2.25% of the total shares of Common Stock issued and outstanding as of the end of our prior fiscal year, (ii) 750,000 shares, or (iii) a lesser amount determined by the Board of Directors,
(3) change the termination date of the Plan from April 1, 2010 to March 24, 2013 (i.e., ten years after the date of adoption of the amended and restated Plan by the Board of Directors), and (4) make other, non-material changes to certain provisions of the Plan. At the Annual Meeting, stockholders are being asked to approve the Plan, as amended and restated. Prior to the March 24, 2003 increase, there were 210,568 shares of Common Stock available for issuance under the Plan.

      General. On April 1, 2000, our Board of Directors adopted, and our stockholders approved, the Plan, providing for the authorization and issuance of up to 2,538,000 shares of Common Stock, as adjusted. In June 2000 and June 2001, an additional 211,500 and 846,000 shares, respectively, were authorized by the Board of Directors and approved by our stockholders in June 2001. The purpose of the Plan is to enable us to attract and retain employees, directors and consultants who contribute to our success by their ability, ingenuity and industry, and to enable such individuals to participate in our long-term success and growth by giving them an equity interest in our company.

      The primary reason the Board of Directors decided to amend the Plan is to increase the number of shares available for issuance under the Plan in order to provide sufficient shares to allow us to continue to attract and retain highly qualified personnel. With more shares available for issuance under the Plan, the Board of Directors felt that it would also be appropriate to extend the term of the Plan so that instead of terminating on April 1, 2010, the Plan would terminate on March 24, 2013. The other changes to the Plan approved by the Board of Directors represent non-material, clarifying changes.

      Stockholders are being asked to approve the Plan, as currently amended and restated, in order to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which governs the deductibility of compensation paid to certain executive officers, and Section 422 of the Code, which governs incentive stock options.

      Eligibility. Awards may be granted under the Plan to our current and prospective employees, non-employee directors and consultants who hold, or will hold, positions of responsibility and whose performance can have a significant effect on our success. As of March 31, 2003, we had approximately 164 employees, 6 non-employee directors and 23 consultants participating in the Plan.

      Administration. The Plan is administered by the Compensation Committee (or, if required by applicable securities or tax laws, by a sub-committee of the Compensation Committee). The Compensation Committee may, subject to the provisions of the Plan, determine the persons to whom awards will be granted, determine the type of award to be granted, the number of shares to be made subject to awards, the exercise price and other terms and conditions of the awards, and interpret the Plan and adopt, alter and repeal rules, guidelines and practices governing the Plan. The Compensation Committee may delegate to any of our officers the authority to make grants of awards to our employees who are not our executive officers or directors. To the extent necessary to comply with applicable securities or tax laws with respect to a grant of an award under the Plan or as otherwise determined advisable by the Compensation Committee, the terms of the grant of awards under the Plan are subject to the prior approval of our Board of Directors.

      Awards. The Plan authorizes the Compensation Committee to grant awards in the form of stock options (including both incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options), restricted shares of Common Stock and deferred stock awards. The terms and conditions of awards granted under the Plan are set out in an agreement between us and the individuals receiving the awards. To date, only incentive stock options and non-qualified stock options have been awarded under the Plan. Such stock options expire, unless earlier terminated, ten years after the date of grant and may be exercised by delivery of notice of exercise to us accompanied by full payment of the exercise price. Payment of the exercise price may be made in such manner as the Compensation Committee may provide in the award, which may include cash, delivery of unrestricted shares of our Common Stock owned by the optionee for at least six months or an approved "broker cashless exercise" procedure or any other manner permitted by law as determined by the Compensation Committee.

      Restricted Stock. The Plan provides for awards of Common Stock that are subject to restrictions on transferability and other conditions imposed by the Compensation Committee. Except as provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all of the rights of a stockholder. The vesting of an award of restricted stock is subject to the discretion of the Compensation Committee.

      Deferred Stock. The Plan provides for awards of Common Stock, the receipt of which may be conditioned on certain events or criteria or may be deferred for a period of time as determined by the Compensation Committee. The receipt of deferred stock at the end of the deferral period is subject to the discretion of the Compensation Committee.

      Adjustments. The Plan and any outstanding awards shall be subject to adjustment, as determined by the Compensation Committee, in the event of any change in our outstanding Common Stock due to a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event. In the event of such changes, the Compensation Committee may make a proportionate adjustment to, among other things, the number of shares of Common Stock reserved under the Plan, the number of shares of Common Stock covered by outstanding awards and the exercise price per share underlying each outstanding award.

      Change in Control. In the event of a change in control of our corporate ownership or management (as described in the Plan), awards granted under the Plan may be assumed by a successor or substituted by a successor with equivalent awards. If not assumed or substituted with equivalent awards, awards will become immediately vested and/or exercisable, and any restrictions and deferral limitations applicable to all outstanding restricted stock awards and deferred stock awards under the Plan will lapse and such awards will be deemed fully vested immediately prior to the effective date of the change in control. If, in connection with or within one year of, a change in control, a successor terminates without cause or constructively terminates a participant, or we fail to cause such successor to assume a participant's employment agreement or we breach such participant's agreement, all awards granted to such participant will become immediately vested and/or exercisable, and the restrictions and deferral limitations applicable to any awards will lapse and such awards will be deemed fully vested.

      Amendment and Termination. The Board of Directors or the Compensation Committee may, from time to time, to the extent permitted by applicable law, amend or terminate the Plan without the consent of participants, except that an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our stockholders. Neither the Board of Directors nor the Compensation Committee may amend or terminate the Plan without the consent of the affected participants if such amendment or termination would have an adverse effect on outstanding awards.

      Shares Subject to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan is 4,595,500, subject to annual increases as described above. The maximum number of shares that may be issued with respect to awards granted under the Plan to any one person during the term of the Plan may not exceed 1,250,000 shares.

      On April 23, 2003, the closing price of our Common Stock was $4.98 per share. As of that date, there were 962,302 shares of Common Stock available for issuance under the Plan.

      Federal Income Tax Consequences. The federal income tax consequences of non-qualified stock options (NQSOs), incentive stock options (ISOs), restricted stock and deferred stock granted under the Plan are generally as follows:

      NQSOs. The grant of an NQSO will have no federal income tax consequences to us or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the stock acquired at the time of exercise over the option price, and we will ordinarily be entitled to a deduction for federal income tax purposes for such amount.

      The holder of stock acquired upon exercise of an NQSO will, upon a subsequent disposition of such stock, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized on the sale and the basis in such stock (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

      ISOs. Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the stock acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of "tax preference" for purposes of computing the alternative minimum tax on individuals. If a participant disposes of the stock acquired on the exercise of an ISO at least two years after the date of the grant of the option and at least one year after the date of exercise, the participant will recognize taxable long-term capital gain or loss upon the disposition of the stock. In such circumstances, we would not be allowed to take a deduction for federal income tax purposes in connection with the grant or exercise of the option or the transfer of stock acquired upon such exercise.

      If, however, the participant disposes of his or her stock within the holding periods described above, (1) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such stock on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the stock over the option price; (2) we will be entitled to a deduction for federal income tax purposes for such year in the amount of the ordinary income so recognized; and (3) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the stock and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

      Restricted Stock. The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the stock. The amount of the income will equal the fair market value of the stock when the restrictions lapse less any amount paid by the participant for the stock. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted stock equal to the fair market value at the date of grant less any amount paid by the participant for the stock, determined without regard to the restrictions imposed thereon. If the restricted stock is subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes.

      Deferred Stock. A participant receiving deferred stock generally will recognize ordinary income equal to the fair market value of the deferred stock on the date that the deferred stock is distributed to the participant, and the capital gain holding period for such stock will also commence on that date. We generally will be entitled to a deduction in the same amount as the amount of ordinary income recognized by the participant in the year that such income is taxable.

      We will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

      Equity Compensation Plan Information. Since the amount of benefits to be received by any participant is determined by the Compensation Committee, the amount of future benefits allocated to any participant or group of participants in any particular year is not determinable. The following table sets forth certain information about shares of our stock outstanding and available for issuance under the Plan as of March 31, 2003. The table details the number of securities to be issued upon exercise of outstanding options under the Plan, the weighted average exercise price of outstanding options and the number of securities remaining available for future issuance under the Plan.

                                         Number of            Weighted-
                                      securities to be     average exercise
                                        issued upon            price of        Number of securities
                                        exercise of          outstanding       remaining available
                                        outstanding            options,        for future issuance
                                     options, warrants       warrants and          under equity
Plan category                            and rights             rights         compensation plans*
---------------------------------   -------------------   -----------------   ---------------------
   Stock incentive plan .........         2,685,993             $ 6.94                930,282

-----------
* The number of securities remaining available for future issuance under our equity compensation plan is subject to annual increases as described above.

      The Board of Directors recommends a vote FOR the approval of The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended and restated on March 24, 2003.

         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Upon recommendation of the audit committee of the Board of Directors, the Board of Directors has appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2003 and hereby requests that the stockholders ratify such appointment. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that year were approximately $300,000.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2002 were approximately $17,850. These other services consisted primarily of services rendered in connection with acquisitions made by us. The audit committee has considered whether the provision of the non-audit services described herein is compatible with maintaining the independence of Ernst & Young LLP.

      The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

                                  OTHER MATTERS

Solicitation of Proxies

      The cost of solicitation of proxies in the form enclosed herewith will be paid by The Princeton Review. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals

      For stockholder proposals to be included in our proxy materials relating to our Annual Meeting of Stockholders to be held in 2004 (the "2004 Annual Meeting"), all applicable requirements of Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8") must be satisfied and such proposals must be received by us at our principal executive offices no later than Tuesday, December 30, 2003.

      Stockholders who do not wish to submit a proposal for inclusion in our proxy materials relating to our 2004 Annual Meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2004 Annual Meeting in accordance with our bylaws. Such stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the Annual Meeting. Accordingly, for our 2004 Annual Meeting, proposals must be received at our principal executive offices not earlier than Saturday, March 13, 2004 and not later than Monday, April 12, 2004. However, in the event that the 2004 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2004 Annual Meeting is mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders.

      All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be mailed to: The Princeton Review, Inc., 2315 Broadway, New York, New York 10024, Attn: Mark Chernis, Secretary.

Other Matters

      The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Mark Chernis

                                     Mark Chernis
                                     Secretary

Dated: April 28, 2003

                                                                      Exhibit A

                          THE PRINCETON REVIEW, INC.
                           2000 Stock Incentive Plan
               (As Amended & Restated Effective March 24, 2003)

Section 1. Purpose

      The purpose of the Plan is to enable the Company and any Related Company to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company by giving them an equity interest in the Company.

Section 2. Definitions

      Most definitions used in this document may be found in The Princeton Review Glossary, attached. In addition, though, we will use the following terms:

      2.1.  "Plan" shall mean The Princeton Review, Inc. 2000 Stock Incentive
            Plan.

      2.2.  "Restatement Effective Date" shall mean March 24, 2003.

Section 3. Types of Awards.

      Awards under the Plan may be in the form of (a) Non-Qualified Stock Options, (b) Incentive Stock Options, (c) Restricted Stock and (d) Deferred Stock.

Section 4. Administration

      4.1. Composition of Committee. The Plan shall be administered by the Committee; provided, however, that to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act, with respect to the acquisition or disposition of securities hereunder, action by the Committee may be by a committee composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3 as promulgated under
            Section 16(b) of the Exchange Act, appointed by the Board or by the Compensation Committee of the Board, and provided further, that to the extent determined necessary to satisfy the requirements for the exception for "qualified performance-based compensation" under
            Section 162(m) of the Code, with respect to awards hereunder, action by the Committee may be by a committee comprised solely of two or more "outside directors," within the meaning of Code Section 162(m), appointed by the Board or by the Compensation Committee of the Board. Members of the Committee shall serve at the pleasure of the Board.

      4.2. Power and Authority of Committee. The Committee shall have the authority to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, subject to the terms of the Plan, the Committee shall have the authority:

            4.2.1. to determine whether and to what extent any award or combination of awards will be granted hereunder;

            4.2.2.  to select the individuals to whom awards will be granted;

            4.2.3. to determine the number of shares of Stock to be covered by each award granted hereunder;

            4.2.4. to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

            4.2.5. to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause or other termination of employment;

            4.2.6. to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (including Stock Options) (i) will be paid to the holder of the award currently, (ii) will be deferred and deemed to be reinvested, (iii) will otherwise be credited to the holder of the award, or (iv) that the holder of the award has no rights with respect to such dividends;

            4.2.7. to amend the terms of any award, prospectively or retroactively;

            4.2.8. to substitute new Stock Options for previously granted Stock Options, or for options or other awards granted under other plans; but

            4.2.9. to not impair the rights of the award holder without his or her consent.

      4.3 Determinations of Committee Final and Binding. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

      4.4. Delegation of Authority. The Committee may from time to time delegate to one or more officers of the Company or any Related Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may issue pursuant to awards made hereunder.

      4.5. Board Approval. Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to the grant of an award hereunder (and, as applicable, with respect to the disposition to the Company of Stock hereunder), or as otherwise determined advisable by the Committee, the terms of the grant of awards (and, as applicable, any related disposition to the Company) under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to grant awards under the Plan, including, but not limited to, the authority of the Committee to grant awards qualifying for the exception for qualified performance-based compensation under Section 162(m) of the Code and the treasury regulations thereunder.

Section 5. Stock Subject to Plan; Individual Limit.

      5.1. Eligibility. Officers and other employees of the Company and Related Companies are eligible to be granted awards under the Plan. In addition, a director of or consultant to the Company or a Related Company who is not also an employee of the Company or a Related Company will also be eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

      5.2. Shares of Stock subject to Plan. Immediately prior to the Restatement Effective Date, there were 3,595,500 shares of Stock reserved and available for distribution under the Plan. Effective as of the Restatement Effective Date, that total was increased by 1,000,000 shares to a total of 4,595,500 shares of Stock reserved and available for distribution under the Plan. This total shall be automatically increased on January 1 of each year the Plan is in effect by the least of (i) 2.25% of the total number of shares of Stock outstanding on the last day of the immediately preceding December, (ii) 750,000 shares, or (ii) a lesser amount determined by the Board. The shares of Stock hereunder may consist of authorized but unissued shares or treasury shares. Shares of Stock reserved and available for distribution under the Plan shall be subject to further adjustment as provided below.

      5.3. Cancellation, Surrender or Termination of Awards. To the extent a Stock Option is surrendered, canceled or terminated without having been exercised, or an award is surrendered, canceled or terminated without the award holder having received payment of the award, or shares awarded are surrendered, canceled, repurchased at less than Fair Market Value or forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Notwithstanding the foregoing, surrender, cancellation, termination or forfeiture of a Stock Option, to the extent provided under Code Section 162(m) and the treasury regulations thereunder, shall not be disregarded for purposes of applying the individual limit on available shares described in
            Section 5.3. At no time will the overall number of shares issued under the Plan plus the number of shares covered by outstanding awards under the Plan exceed the aggregate number of shares authorized under the Plan.

      5.4. Individual Limit. Notwithstanding anything to the contrary above, the maximum number of shares of Stock that may be subject to Stock Options granted to any one employee under the Plan shall not exceed 1,250,000.

      5.5. Capital and Corporate Changes. Subject to the provisions of Section 11.1, in the event of any merger, reorganization, consolidation, sale of all or substantially all of the Company's assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure affecting the Stock, an equitable substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made to prevent dilution or enlargement of the rights of participants under the Plan with respect to the aggregate number of shares reserved for issuance under the Plan, the maximum number of shares of Stock available under the individual limit described in Section 5.3, the identity of the stock or other securities to be issued under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by award holders, the Company or any Related Company, as the case may be, with respect to outstanding awards. Notwithstanding the foregoing, none of the changes in corporate structure affecting the Stock described above shall impair the rights of an then-existing award holder without his or her consent.

Section 6. Stock Options.

      6.1. Types of Stock Options. The Stock Options awarded under the Plan may be of two types: (a) Non-Qualified Stock Options and (b) Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

      6.2. Terms of Stock Options Generally. Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

            6.2.1. Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee.

            6.2.2. Option Term. The term of each Stock Option shall be determined by the Committee, but in no case shall the term of a Stock Option exceed ten years and a day.

            6.2.3. Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

            6.2.4. Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of unrestricted shares of Stock owned by the optionee for at least six months or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock or Deferred Stock shall be restricted or deferred in accordance with the original terms of the Restricted Stock or Deferred Stock so used.

            6.2.5. No Stockholder Rights. An optionee shall have neither rights to dividends (other than amounts credited in accordance with Section 4.2.6 nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

            6.2.6. Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

            6.2.7. Non-transferability. No Stock Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or the Employee Retirement Income Security Act. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee. Notwithstanding the above, the Committee may, in its discretion and subject to such limitations and conditions as the Committee deems appropriate, grant Non-Qualified Stock Options on terms that permit the optionee to transfer the option to the optionee's spouse, children, siblings, parents, or a trust in which these persons have more than fifty percent of the beneficial interest.

            6.2.8. Termination of Employment. If an optionee's employment with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide that, notwithstanding the option term determined pursuant to Section 6.2, a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

      6.3. Special Terms for Incentive Stock Options. Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (a) have an option price which is less than 100% of the Fair Market Value of the Stock on the date of the award of the Incentive Stock Option (or, in the case of an employee who owns Stock possessing more than 10% of the total voting power of all classes of stock of the Company (or its parent or subsidiary corporation) (a "10% shareholder"), have an option price which is less than 110% of the Fair Market Value of the Stock on the date of grant), (b) be exercisable more than ten years (or, in the case of a 10% shareholder, five years) after the date such Incentive Stock Option is awarded, or (c) be awarded more than ten years after the date of the adoption of the Plan. Notwithstanding anything to the contrary in this Plan, only employees of the Company or a parent or subsidiary of the Company (as defined in Code Sections 424(e) and 424(f)) shall be eligible to receive awards of Incentive Stock Options. By accepting an Incentive Stock Option granted under the Plan, each such optionee agrees, and any agreement or letter evidencing such option grant shall so provide, that he or she will notify the Company in writing immediately after such optionee makes a "disqualifying disposition" (as provided in Sections 421, 422 and 424 of the Code and the treasury regulations thereunder) of any Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.

Section 7. Restricted Stock.

      Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

      7.1. The Restricted Stock award shall specify the number of rights to purchase and number of shares of Restricted Stock that may be purchased, the price, if any, to be paid by the recipient of the rights to purchase Restricted Stock (which shall in no event be less than par value), and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

      7.2. Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by the Company on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death) free of all restrictions.

      7.3. The Committee may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

      7.4. Except as may be provided by the Committee, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee shall provide that (i) the purchase price paid by the employee with respect to such shares shall be returned to the employee or (ii) a cash payment equal to such Restricted Stock's Fair Market Value on the date of forfeiture, if lower, shall be paid to the employee.

      7.5. The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

Section 8. Deferred Stock Awards.

      Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

      8.1. The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded to any employee and the Deferral Period during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the award of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified performance goals or such other criteria as the Committee may determine.

      8.2. Except as may be permitted by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

      8.3. At the expiration of the Deferral Period, the employee (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the Fair Market Value of such Stock or (iii) a combination of shares and cash, as the Committee may determine.

      8.4. Except as may be provided by the Committee, in the event of an employee's termination of employment before the end of the Deferral Period, his or her Deferred Stock award shall be forfeited.

      8.5. The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award.

Section 9. Tax Withholding.

      9.1. Tax Withholding. Each employee shall, no later than the date as of which the value of an award (or portion thereof) first becomes includible in the employee's income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award (or portion thereof). The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent required by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee including, but not limited to, the right to withhold shares of stock otherwise deliverable to the employee with respect to any awards hereunder.

      9.2. Use of Stock to Satisfy Withholding Obligations. To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may irrevocably elect to have the withholding tax obligation or any additional tax obligation with respect to any awards hereunder satisfied by (a) having the Company withhold shares of Stock otherwise deliverable to the employee with respect to the award, (b) delivering to the Company shares of unrestricted Stock, or (c) through any combination of withheld and delivered shares of Stock, as described in (a) and (b).

Section 10. Amendments and Termination.

      The Board or the Committee may discontinue the Plan at any time and may amend it from time to time. No such action of the Board or the Committee shall require the approval of the stockholders of the Company, unless such stockholder approval is required by applicable law or by the rules or regulations of any securities exchange or regulatory agency, or is otherwise determined necessary or desirable, in the sole discretion of the Committee, to enable transactions associated with grants of Stock Options, Restricted Stock and Deferred Stock, and purchases of Restricted Stock to qualify for an exemption from Section 16(b) of the Exchange Act or to qualify for the exception for qualified performance-based compensation under Section 162(m) of the Code. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent.

Section 11. Change in Control.

      11.1. Vesting or Assumption of Obligations. Unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant, in the event of a Change in Control all outstanding Stock Option awards under the Plan shall become fully vested and exercisable and the restrictions and deferral limitations applicable to all outstanding Restricted Stock and Deferred Stock Awards under the Plan shall lapse and such awards shall be deemed fully vested immediately prior to the effective date of the Change in Control unless the surviving, continuing, or purchasing corporation, or a parent or subsidiary thereof, as the case may be (the "surviving corporation"), assumes such awards or substitutes equivalent awards therefor. Any Stock Options which are neither assumed or substituted for by the surviving corporation in connection with the Change in Control nor exercised as of the effective date of the Change in Control shall terminate and cease to be outstanding as of the effective date of the Change in Control.

      11.2. Termination of Employment. If in connection with or within one year following a Change in Control, an employee's employment is terminated by the successor corporation without Cause, or if the employee then terminates employment after being Reassigned, all awards then held by the employee under the Plan shall become fully vested and exercisable, and the restrictions and deferral limitations applicable to any such awards shall lapse and such awards shall be deemed fully vested.

Section 12. General Provisions.

      12.1. Additional Requirements. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body or (c) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      12.2. Plan Not a Contract of Employment. The Plan is not an employment contract and neither the Plan nor any action taken hereunder shall be construed as giving to a Participant the right to be retained in the employ of the Company or a Related Company. The Company or, as applicable, the Related Company may terminate the Participant's employment as freely and with the same effect as if the Plan were not in existence. Nothing set forth in the Plan shall prevent the Company or a Related Company from adopting other or additional compensation arrangements.

      12.3. Determinations Not Uniform. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

      12.4. Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Related Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board and the Committee, and all officers or employees of the Company and Related Companies acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      12.5. Awards not Includable for Benefit Purposes. Income recognized by an employee pursuant to the Plan shall not be included in the determination of benefits under any other executive compensation or employee benefit or other compensatory plan of the Company or a Related Company, or any entity controlled by the Company or a Related Company, except as specifically provided in any such other plan or as otherwise provided by the Committee.

      12.6. Severability. If any provision of the Plan is held to be void, illegal, unenforceable or otherwise in conflict with the law governing the Plan, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the other provisions of the Plan shall remain in full force and effect.

      12.7. Legal Interpretation/Governing Law. The text of the Plan shall control and the headings to the Sections are for reference purposes only and do not limit or extend the meaning of any of the Plan's provisions. Except as to matters of federal law, the Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the principles of conflicts of law thereof.

Section 13. Effective Date and Duration.

      The Plan shall be effective on April 1, 2000, subject, to the extent required by law, to approval by the Company's stockholders. The Plan shall be amended and restated effective as of the Restatement Effective Date, subject, to the extent required by law, to approval by the Company's stockholders. No awards of Stock Options, Restricted Stock or Deferred Stock shall be made under the Plan after the date that is 10 years from the Restatement Effective Date.

                         The Princeton Review Glossary

In many documents and agreements used by The Princeton Review, we use certain terms. In order that all of those documents refer to the same things in the same way, we have created this Glossary.

1. "Agreed Value" is the fair market value of the Company as determined by the Company through the valuation committee set up in the Stockholder's Agreement.

2.    "Board" shall mean the Board of Directors of the Company.

3.    "Cause" shall mean:

      (a) dishonesty or the willful engaging by an employee in illegal conduct, if such acts materially injure the company;

      (b) the willful and continued failure of an employee to perform the material duties of his or her employment (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the employee which identifies the manner in which the employee has not substantially performed his or her duties;

      (c) the willful engaging by an employee in gross misconduct in connection with the performance of his or her duties which is materially injurious to his or her employer; or

      (d) disloyalty towards the Company which results in material harm to the Company, which specifically shall include, but not be limited to, actions which are inconsistent with the fiduciary duty owed TPR arising by law from employment as an officer and agent of TPR;

      (e) provided however, that prior to termination for cause, the employee shall have a reasonable opportunity to be heard before a special meeting of the Board of Directors.

4.    A "Change in Control" shall mean:

      (a) an acquisition or acquisitions of 30% or more of the Company's then issued and outstanding voting stock, with preferred stock on an as-converted basis, that results in a change in the CEO or Chairman of the Board, by an outside entity or entities (as defined below);

      (b) a merger or consolidation of the Company, unless (1) following the transaction, former stockholders of the Company continue to hold at least 50% of the voting stock of the surviving entity or (2) the transaction is effected to implement a recapitalization in which no outside entity or entities acquire control of 50% or more of the Company's voting stock;

      (c) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

      (d) a liquidation or dissolution of the Company, or sale of substantially all of its assets to an outside entity or entities; or

      (e) the execution of a binding agreement which, if consummated, would result in a Change in Control as defined above;

            (i) provided, that, notwithstanding anything to the contrary in the foregoing, neither the initial public offering of the common stock of the Company, nor the temporary holding of Company securities by an underwriter pursuant to an offering of such securities, shall be deemed to constitute, or otherwise be treated as, a Change in Control.

            (ii) For purposes of this definition, an "outside entity" includes "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 as of April 1, 2000. Notwithstanding anything to the contrary in the foregoing, an "outside entity" shall not include SG Capital Partners, L.L.C.

5. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

6.    "Common Stock" shall mean the common stock of the Company.

7. "Committee" shall mean the Compensation Committee of the Board or such other committee appointed either by the Board or by such Compensation Committee to administer the Plan.

8.    "Company" shall mean The Princeton Review, Inc.

9. "Deferral Period" shall mean the period during which receipt of an award of Deferred Stock shall be deferred.

10. "Deferred Stock" shall mean an award of deferred stock granted to an employee under the Stock Incentive Plan.

11.   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

12. "Incentive Stock Option" shall mean a Stock Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

13. "Fair Market Value" shall mean the closing sale price of the Stock on a given date as reported on the NASDAQ, or such other national securities exchange as may be designated by the Company, or, in the event that the Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system. Until the Company is public, Fair Market Value shall be set to the Agreed Value.

14. "Non-Qualified Stock Option" shall mean a Stock Option which is not an Incentive Stock Option.

15.   "Reassigned" shall mean:

      (a) a material detrimental change in an employee's duties, titles or reporting responsibilities from those in effect;

      (b) the relocation of the employee by more than 50 miles from the office at which he or she was based, or, if the employee consents to relocation, the failure by TPR to pay the Executive's reasonable moving expenses and indemnify him or her against loss realized in the sale of his or her principal residence in connection with the relocation;

      (c)   TPR's failure to have any successor assume the Agreement; or

      (d)   any other material breach by TPR of the Agreement.

16. "Related Company" shall mean any affiliate of the Company designated as such by the Committee.

17. "Restricted Stock" shall mean an award of shares of Stock granted to an employee pursuant to the Stock Incentive Plan.

18.   "Stock" shall mean the common stock of the Company.

19. "Stock Incentive Plan" shall mean The Princeton Review, Inc. 2000 Stock Incentive Plan, or any successor plan thereto.

20. "Stock Option" shall mean an award to purchase shares of Stock granted to an employee pursuant to The Princeton Review's Stock Incentive Plan, which may be either a Non-Qualified Stock Option or an Incentive Stock Option.

                          THE PRINCETON REVIEW, INC.

           This Proxy is Solicited on Behalf of The Board Of Directors

      The undersigned stockholder of The Princeton Review, Inc. (the "Company"), hereby appoints John S. Katzman, Mark Chernis and Stephen Melvin and each of them, with power of substitution to each, true and lawful Proxies of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of common stock of the Company held of record by the undersigned as of the close of business on April 23, 2003 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 11, 2003 at 9:00 a.m., local time, at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024 (the "Annual Meeting"), and any adjournments or postponements thereof.

The shares represented by this proxy will be voted in the manner directed. If no direction is given, the shares will be voted FOR the two nominees of the Board of Directors listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the Proxies are each authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

PROPOSAL 1. Election of Directors

     |_| FOR all nominees listed below        |_| WITHHOLD authority to vote
                                                  for all nominees listed below

      To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

              Richard Katzman               Sheree T. Speakman

      Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.

PROPOSAL 2. To approve the Amended and Restated The Princeton Review, Inc. 2000 Stock Incentive Plan.

      |_| FOR PROPOSAL 2     |_| AGAINST PROPOSAL 2    |_| ABSTAIN ON PROPOSAL 2

     Our Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.

PROPOSAL 3. To ratify and approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

      |_| FOR PROPOSAL 3     |_| AGAINST PROPOSAL 3    |_| ABSTAIN ON PROPOSAL 3

      Our Board of Directors unanimously recommends a vote FOR the approval of Proposal 3.

                                                              (see reverse side)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2003.

                                        Date:  _________________________________

                                        Signature:  ____________________________

                                        Signature:  ____________________________
                                        (This Proxy should be marked, dated,
                                        signed by the stockholder(s) exactly as
                                        his or her name appears hereon, and
                                        returned promptly in the enclosed
                                        envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                        PLEASE SIGN, DATE AND RETURN IMMEDIATELY